EXHIBIT 99.1

3Q19 Earnings Considerations

To give perspective regarding market and planned factors affecting 3Q 2019 earnings, we are providing the following summary of factors management believes will impact 3Q 2019 earnings relative to 2Q 2019 earnings. These factors are generally related to market dynamics, seasonal patterns, and planned activities. This list is not meant to be a comprehensive list of all changes between 2Q 2019 earnings and 3Q 2019 earnings or to provide an estimate of 3Q 2019 earnings for the Corporation.

$ billions	Upstream	Downstream	Chemical	Corp & Fin	Total
2Q19 earnings, U.S. GAAP	3.3	0.5	0.2	(0.8)	3.1

Estimated effects of market factors impacting 3Q19 earnings
Change in liquids prices	(0.4) - (0.7)
For example, industry references include[1]:
Brent -$6.5/bbl
WTI Cushing -$3.5/bbl
WCS -$3.5/bbl
Change in gas prices	(0.1) - 0.1
For example, industry references include[1]:
Henry Hub -$0.2/mbtu
NBP -$0.2/mbtu
JKM[2] -$0.3/mbtu
Change in North American crude logistics differentials		(0.1) - (0.3)
For example, industry references include[1]:
WTI Houston - WCS -$2.9/bbl
WTI Houston - WTI Midland -$5.1/bbl
Change in Downstream margins		0.1 - 0.3
Change in Chemical margins			(0.1) - 0.0
Change in mark-to-market derivative impacts[1]		0.0 - 0.2

Estimated effects of seasonal and planned factors impacting 3Q19 earnings
Change in scheduled maintenance	0.0 - 0.2	0.4 - 0.5	0.0 - 0.1

Estimated impacts from identified events
Absence of 2Q19 non-U.S. tax item	(0.5)

[1] Price data via publicly available sources as of September 19, 2019; industry data provided as a reference, may differ from ExxonMobil realized prices
[2] Indicator for Asia Pacific LNG spot market provided as a reference; majority of ExxonMobil LNG sales not linked to spot pricing

This information is only intended to provide additional information regarding current estimates of certain factors management believes will likely affect earnings for 3Q 2019 relative to 2Q 2019 to assist investors, analysts and others in formulating their own estimates.  It is not intended to be a comprehensive presentation of all factors that will affect the Corporation’s sequential earnings or to provide an estimate of the Corporation’s 3Q 2019 earnings.  Actual earnings and the impact of factors identified here may vary depending on the impact of other factors not identified here and are subject to finalization of the Corporation’s financial reporting process for the third quarter.

Outlooks, estimates, projections and other statements of future financial impacts of certain factors as provided in this publication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Actual future impacts of these certain factors for 3Q 2019 may vary from our estimates for a number of reasons, including additional unidentified factors related to: sales volume and sales mix numbers; maintenance costs and incidents;  production growth and mix; financing costs; the resolution of any contingencies and uncertain tax positions; environmental and capital expenditures; price impacts; determinations of the outcomes of contractual terms during the quarter, the outcome of commercial negotiations related to the quarter; the timing and regulatory approval of any acquisitions or divestments; resolution of trading and derivative positions for the quarter; the impact of fiscal and commercial terms applicable to the quarter; regional differences for product demand; regional pricing differentials; changes in regulatory policies and any associated liabilities; updates or corrections of any estimate used herein; and other market conditions in the oil, natural gas, petroleum, and petrochemical industries.  Furthermore, additional factors may exist that will be relevant to 3Q 2019 earnings that are not currently known or fully understood.  All forward-looking statements and the assumptions in this publication speak only as of the date hereof.  We do not assume or undertake any obligation to update these forward-looking statements or assumptions as of any future date.  Any future update or expansion of the forward-looking statements in this publication will be provided only through a public disclosure indicating that fact.